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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 21, 1997


                                  EXCITE, INC.
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                    (Exact name of Registrant as specified in its charter)


                                   CALIFORNIA
                          --------------------------------------------
                         (State or other jurisdiction of
                                 incorporation)



      0-28064                                                 77-0378215
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    (Commission                                              (IRS Employer
    File Number)                                             Identification
                                                              No.)


  1091 N. Shoreline Boulevard, Mountain View, CA                   94043
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     (Address of principal executive offices)                    (Zip Code)


                                 (415) 943-1200
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              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
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                 (Former name or former address, if changed since last report)





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ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS.

               On November 25, 1996, Excite, Inc., a California corporation (the "Company") entered into an agreement with America Online, Inc. ("AOL") whereby the Company acquired certain assets relating to AOL's WebCrawler search and directory technology (the "WebCrawler Assets"). In connection with and in consideration of the Company's acquisition of the WebCrawler Assets (the "Acquisition"), the Company agreed to issue to AOL 1,950,000 shares of its Series E-1 and E-2 Preferred Stock upon the closing of the Acquisition (the "Closing"). In addition, as part of the transactions contemplated by the Acquisition and a distribution agreement with AOL, (i) AOL will have the right, for a 90-day period following the Closing, to have the 680,330 shares of Common Stock beneficially owned by AOL cancelled and an equivalent number of shares of the Company's Series E-4 Preferred Stock issued to it, and (ii) a warrant to purchase 650,000 shares of the Company's Common Stock beneficially owned by AOL was amended to become exercisable into an equivalent number of shares of Series E-3 Preferred Stock at an equivalent exercise price.

               The Closing occurred on March 27, 1997. The Acquisition was recorded for accounting purposes as of December 1, 1996, and was accounted for as an acquisition of rights to developed and purchased in-process technology and distribution rights. Of the total purchase price, $3.5 million was allocated to purchased in-process technology and the remaining purchase price of approximately $12.6 million was allocated to trademarks, distribution rights, bookmarks, trade names, goodwill and other. The amount of the purchase price allocated to purchased in-process technology was charged to the Company's operations as of December 1, 1996. The identified intangible assets and goodwill are being amortized over periods ranging from four months to three years.

               Subject to the Acquisition, AOL will beneficially own approximately 22.2% of the Company's Common Stock. In addition, Stephen M. Case, a member of the Company's Board of Directors, is President, Chief Executive Officer and a Director of AOL. In addition, the Company and AOL are parties to a distribution agreement, pursuant to which a co-branded version of the Company's Excite service will be the exclusive Web search and retrieval service for AOL for an initial two-year period.

ITEM 5:  OTHER EVENTS.

               On March 21, 1997, the Company and Netscape Communications Corporation ("Netscape") entered into a Premium Provider Services Agreement (the "Netscape Agreement") pursuant to which the Excite Internet search and directory service will be one of four premier Internet search and directory services for the Netscape browser product. The Netscape Agreement provides that the Excite Internet search and directory service will maintain its "Premier Provider" status until April 30, 1998.



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ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

        (c)    The following exhibits are filed herewith:

        10.1 Premier Provider Services Agreement between the Registrant and Netscape Communications Corporation dated as of March 21, 1997 (confidential treatment has been requested for certain portions of this exhibit).

        10.2 Acquisition Agreement dated as of November 25, 1996 by and among the Registrant, America Online, Inc. and Global Network Navigator, Inc. (previously filed with the Commission on March 3, 1997 as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-22669).



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                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         EXCITE, INC.




Date:  April 1, 1997     By:  /s/ Robert C. Hood
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                                  Robert C. Hood
                                  Executive Vice President, Chief Administrative Officer and Chief Financial Officer